Aviation Connectivity Update December 14, 2016 © Copyright Global Eagle Entertainment Inc. 2016 All Rights Reserved. Proprietary and Confidential. Exhibit 99.1

Page Safe Harbor Statement We make forward-looking statements in this presentation within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause such statements to turn out to be wrong, such as (i) our ability to maintain the necessary systems and infrastructure to satisfy minimum service and network performance requirements, (ii) changes in demand for our products and services by Southwest’s customers, (iii) the ability of Southwest to terminate the New Southwest Agreement prior to the expiration of the term, (iv) the extent to which Southwest uses a second-source supplier for its connectivity systems and/or elects to de-install our equipment from its aircraft and the effect of such second-source supplier and/or de-installations on our financial results, (v) our ability to achieve and capitalize on additional revenue opportunities relating to ancillary hardware, portal and engineering services for Southwest, and (vi) our ability to consummate the transponder purchase on the contemplated terms or at all. Accordingly, forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they are made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. A detailed discussion of risks and uncertainties related to GEE’s business is included in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

GEE and Southwest (“SWA”) have entered into new contract Term extension from 2020 to 2025 GEE installations continue into at least 2018 on Boeing 737NG and 737 MAX aircraft; GEE’s fleet at SWA is largest satellite Wi-Fi equipped fleet in the world, and growing Full-term commitment for live television New capacity and patented technology for industry-leading passenger experience Transition to monthly recurring charge with additional ancillary services from 3Q 2017 Adoption of GEE’s next-generation portal platform and other new services New agreement limits downside risk and allows competition for future aircraft SWA decided on multi-vendor model as number of Wi-Fi-equipped aircraft grow and passenger expectations increase Page Southwest Contract Extension

GEE has agreed in principle to terms for a major transponder purchase to support SWA Greatly enhances connectivity experience Outstanding economics per megahertz improves margins Transponder investment plus other capacity additions will support enhanced performance on SWA fleet in years ahead Page Change in revenue model From 3Q 2017, model transitions to predictable monthly recurring charge per aircraft Includes both Wi-Fi and television services Upside from additional engineering services, hardware, and advertising Preserves GEE economics for the foreseeable future Southwest Contract Extension

“In mid-2017, Customers will be able to browse the Internet at increased speeds as a result of an expected bandwidth increase of at least three times more than what they currently experience, with an additional expected bandwidth increase in mid-2018.”  Page “We are pleased to extend and grow our relationship, including continuing to install GEE's Airconnect system, Wi-Fi and television services on Southwest Airlines aircraft. We're committed to continuously improving the inflight connectivity experience for Southwest’s passengers with our next-generation high performance network, our live television portfolio, and our new passenger experience platform. Global Eagle’s new agreement and contract extension with Southwest Airlines highlights our long-term commitment to enhancing inflight entertainment and connectivity."  Southwest Contract Extension - Dave Davis, GEE CEO - Southwest Press Release December 13, 2016

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